EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Starstream Entertainment, Inc. (the “Registrant”) for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof, I, Mark Corrao, Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. Based on my knowledge, the Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Starstream Entertainment, Inc.

Dated: April 11, 2014	/s/ Mark Corrao
Mark Corrao
Principal Financial Officer
Starstream Entertainment, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Starstream Entertainment, Inc. and will be retained by Starstream Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.